UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 17, 2009

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

11210 Equity Drive
Houston, Texas		77041
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 849-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On February 17, 2009, NATCO Group Inc. issued a press release announcing its financial and operating results for the fourth quarter and full year ended December 31, 2008. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and its contents are incorporated by reference into this report.

Item 7.01

Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     Conference Call. NATCO Group held a conference call on its fourth quarter and full year 2008 results at 9:00 a.m., central time, on Tuesday, February 17, 2009. The call was broadcast live over the Internet and can be accessed at: http://www.natcogroup.com, by clicking on Investor Relations, then Calendar. A replay of the call will be available through March 3, 2009, by calling (US Toll Free) 1-800-475-6701 or (International) 320-365-3844, pass code 986164. The webcast will also be archived at http://www.natcogroup.com.

     Letter of Authorization. On February 17, 2009, NATCO Group issued a press release announcing that it has received an $87 million Letter of Authorization for the balance of a previously announced project to provide CO2 membrane separation technology and equipment for the Tangga Barat Cluster Development Project for PETRONAS Carigali Sdn Bhd in Malaysia. This LOA, which exceeds $120 million, is the largest single contract award in NATCO’s history. This press release is filed as Exhibit 99.2 to this Current Report on Form 8-K, and its contents are incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release dated February 17, 2009 related to earnings.

	99.2	Press Release dated February 17, 2009 related to Malaysian project

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2009

NATCO Group Inc.

By:	/s/ John U. Clarke

John U. Clarke
Chairman & Chief Executive Officer